UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2026

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	SBDS	New York Stock Exchange*
* The registrant’s Class A Common Stock is currently suspended from trading on the New York Stock Exchange. The registrant’s Class A Common Stock is currently trading on the OTCQB Venture Market under the symbol “SBDS”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, the Board of Directors (the “Board”) of Solo Brands, Inc. (the “Company”) appointed Paul Seeds as the Company’s Chief Accounting Officer and designated him as principal accounting officer, effective May 2, 2026. Mr. Seeds will succeed David McGuire, who, on March 31, 2026, informed the Company of his resignation as the Company’s Chief Accounting Officer to pursue another professional opportunity. Mr. McGuire is committed to supporting a smooth and orderly transition and will remain as Chief Accounting Officer of the Company until May 1, 2026. Mr. McGuire’s departure is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including its financial statements, accounting policies, or internal controls.

Mr. Seeds, age 55, has served as Vice President of Internal Audit at the Company since October 2024, reporting to the Audit Committee of the Company and Chief Financial Officer. In this role, he has led internal audit, enterprise risk management, and Sarbanes-Oxley Act (“SOX”) compliance. He brings over 20 years of experience in accounting, financial reporting, and internal controls within public company environments. Prior to joining the Company, Mr. Seeds served as Vice President and Controller of The Vitamin Shoppe Industries, Inc. (formerly NYSE: VSI) from 2020 to 2024, where he oversaw all accounting and financial reporting functions at the $1.2 billion omni-channel retailer. Earlier, he spent nearly two decades at Pier 1 Imports, Inc., where he held senior leadership roles including Vice President of Finance and Vice President of Internal Audit and Compliance, with responsibility for enterprise risk management, SOX compliance, and Securities and Exchange Commission reporting. Mr. Seeds began his career at PricewaterhouseCoopers LLP, where he served as a Senior Manager focused on audit and advisory services for public companies. Mr. Seeds is a Certified Public Accountant in the State of Texas and holds a BBA in Accounting from Texas Tech University.

There are no arrangements or understandings between Mr. Seeds and any other person pursuant to which Mr. Seeds was appointed as Chief Accounting Officer. There are no family relationships between Mr. Seeds and any director or executive officer of the Company, and the Company is not aware of any transactions with Mr. Seeds that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	April 6, 2026	By:	/s/ Chris Blevins
Chris Blevins
General Counsel